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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 29, 1999 (except
for Note 13 as to which the date is             , 1999) in Amendment No. 2 to
the Registration Statement (Form S-1) and related Prospectus of MCM Capital Group, Inc. (formerly Midland Corporation of Kansas) dated June 11, 1999.


                                                               Ernst & Young LLP

Kansas City, Missouri


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts and the merger described in Note 13 to the consolidated financial statements.


                                                           /s/ Ernst & Young LLP

Kansas City, Missouri

June 10, 1999